SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2007

L-1 IDENTITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-21559	04-3320515
(Commission file number)	(I.R.S. employer identification no.)

177 Broad Street, Stamford, Connecticut 06901

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (203) 504-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.	3

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.	4

SIGNATURE	5

EXHIBIT INDEX	6

L-1 Identity Solutions, Inc., a Delaware corporation (the “Company”) entered into the agreement set forth below in connection with the merger of the Company and Identix Incorporated (“Identix”), which was consummated on August 29, 2006 (the “Identix Merger”).

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 3, 2007, the Company entered into an Employment Agreement with Doni Fordyce for an executive officer position. This agreement became effective as of August 29, 2006, and has a term of three years. Pursuant to the terms and conditions of her employment agreement, Ms. Fordyce will serve as the Company’s Executive Vice President, Corporate Communications. As payment for the services rendered in connection with her employment, Ms. Fordyce will receive:

•	an initial annual salary of $200,000;

•	an annual target bonus equal to 50% of her annual salary;

•	options to purchase 108,000 shares of common stock, at an exercise price of $14.55, with a term of ten years and vesting over four years;

•	any additional grants of equity compensation as determined annually in the sole discretion of the compensation committee of the board of directors of the Company;

•	in the event of termination without cause or resignation for good reason including diminution of responsibilities, or, in certain circumstances, upon a change in control, immediate vesting of any unvested portion of the options to purchase 108,000 shares of common stock, which options shall remain exercisable for three years after such termination, plus a payment equal to her base salary and bonus, based on her base salary and bonus for the prior year, prorated as necessary, for the earliest to occur of (x) 12 months following the date of termination or (y) the end of the term then in effect immediately prior to the termination; and

•	an additional amount, in the event that any payment or benefit received or to be received with respect to any incentive payment or severance arrangement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such that the net amount of such incentive payment or severance arrangement shall be equal to the total present value at the time such payment or arrangement is made.

In addition, pursuant to her employment agreement, Ms. Fordyce has agreed that she will not at any time, directly or indirectly, disclose or divulge any Confidential Information (as defined in the employment agreement) and, during the term and for one year thereafter, Ms. Fordyce will not engage in any business that directly or indirectly competes with the Company or attempt to entice away or materially interfere with the business relationship of the Company with, any person or entity who is, or was within the one year, an employee or consultant to the Company or a customer or client of, supplier to or other party having material business relations with the Company.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The Exhibit Index hereto is incorporated into this Item 9.01 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-1 IDENTITY SOLUTIONS, INC.

Date: January 8, 2007	By:	/s/ Robert V. LaPenta
Robert V. LaPenta
Chairman of the Board, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.01	Employment Agreement between L-I Identity Solutions, Inc. and Doni Fordyce.